UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2005

Genetronics Biomedical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29608	33-0969592
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11199 Sorrento Valley Road, San Diego, California		92121-1334
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 597-6006

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2005, Genetronics Biomedical Corporation, a Delaware corporation (the "Registrant"), completed a private placement whereby it sold shares of its common stock (the "Shares") and issued warrants to purchase additional shares of its common stock (the "Warrant Shares"), which will result in aggregate cash proceeds of $3.03 million (assuming no exercise of the Warrants), to accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) (the transaction is referred to herein as the "Private Placement").

The Shares were issued at a purchase price of $4.05 per share pursuant to the terms of a Securities Purchase Agreement entered into by the Registrant and each of the investors, which is attached hereto as Exhibit 10.1. A complete list of investors participating in the Private Placement and the subscription amounts are included in a schedule attached to the Securities Purchase Agreement. At the signing, each investor provided payment for at least 20% of the subscription amount, the balance due at the earlier of (i) September 30, 2005 or (ii) the occurrence of an "early triggering event," as set forth in the Securities Purchase Agreement (the "Final Closing"). The balance of the subscription amount is evidenced by a full recourse promissory note, the form of which is attached hereto as Exhibit 10.2. All of the Shares shall be held in an escrow account pending the Final Closing, in accordance with the terms of the Escrow Agreement attached hereto as Exhibit 10.3.

Each of the investors received a two-year warrant to purchase up to 33% of the number of Shares purchased by such investor in the Private Placement, at an exercise price of $5.50 per share (each a "Warrant"), a form of which is attached hereto as Exhibit 4.1.

In consideration of the investment in the Private Placement, the Registrant granted to each investor certain registration rights with respect to the Shares and the Warrant Shares, as set forth in Exhibit 4.2.

A copy of the press release issued by the Registrant announcing the Private Placement is attached hereto as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

The Shares and the Warrant Shares described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualifies as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number and Description

4.1 Form of Warrants issued by the Registrant on January 10, 2005, including a schedule of warrant holders.

4.2 Registration Rights Agreement by and among the Registrant and each of the investors, dated as of January 10, 2005.

10.1 Securities Purchase Agreement by and among the Registrant and each of the investors, dated as of January 10, 2005.

10.2 Form of Promissory Notes issued January 10, 2005, including a schedule of outstanding principal amounts.

10.3 Escrow Agreement by and among the Registrant, each of the investors and Computershare Trust Company of Canada, dated as of January 10, 2005.

99.1 Press release issued January 12, 2005 to announce the Private Placement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genetronics Biomedical Corporation

January 13, 2005	By:	/s/ Peter Kies

Name: Peter Kies
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Form of Warrants issued by the Registrant on January 10, 2005, including a schedule of warrant holders.
4.2	Registration Rights Agreement by and among the Registrant and each of the investors, dated as of January 10, 2005.
10.1	Securities Purchase Agreement by and among the Registrant and each of the investors, dated as of January 10, 2005.
10.2	Form of Promissory Notes issued January 10, 2005, including a schedule of outstanding principal amounts.
10.3	Escrow Agreement by and among the Registrant, each of the investors and Computershare Trust Company of Canada, dated as of January 10, 2005.
99.1	Press release issued January 12, 2005 to announce the Private Placement.